UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report June 6, 2014 (Date of earliest event reported)  June 2, 2014

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 2, 2014, the Board of Directors appointed James P. Prenetta, Jr. as Executive Vice President and General Counsel of Fusion Telecommunications International, Inc. (the “Company”) and its subsidiaries.

            Mr. Prenetta joined the Company from Hibernia Atlantic U.S. LLC where he was employed as General Counsel and Secretary since September 2009.  From October 2003 until September 2009, Mr. Prenetta served as Executive Vice President, General Counsel and Secretary for One Communications Corp. and its predecessor CTC Communications Corp.   From September 1999 until May 2003, Mr. Prenetta served as Executive Vice President, General Counsel and Secretary for Viatel, Inc.   Before joining Viatel, Inc. in September 1999, Mr. Prenetta was a partner in the Corporate and Securities Practice Group at Kelley Drye & Warren LLP, New York, New York.   Mr. Prenetta began his legal career as an associate at Mudge Rose Guthrie Alexander & Ferdon, New York, New York.   Mr. Prenetta graduated from the Columbus School of Law, Catholic University of America in May 1987 and received his undergraduate degree from the University of Connecticut in May 1984.   Mr. Prenetta is admitted to the bar in New York and Connecticut.

On June 3, 2014, the Company issued a press release announcing Mr. Prenetta’s appointment as Executive Vice President and General Counsel.  That press release furnished herewith as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated June 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
June 6, 2014		as President, Chief Operating Officer and Acting Chief Financial Officer